Exhibit 99.1


For Further Information:

Howard N. Feist
Chief Financial Officer
(781) 237-6655


                 AMERICAN BILTRITE REPORTS THIRD QUARTER RESULTS


      WELLESLEY HILLS, MA, NOVEMBER 10, 2005 - American Biltrite Inc. (AMEX:ABL) reported today its results for the third quarter of 2005. Net sales for the three months ended September 30, 2005 were $114.2 million, up 0.9% from $113.2 million for the third quarter of 2004. Net income for the three months ended September 30, 2005 was $1.0 million compared with net income of $1.4 million for the three months ended September 30, 2004. Net income per share in the third quarter of 2005 was $.30 compared with net income per share of $0.42 in the third quarter of 2004. For the nine months ended, the net loss was $13.1 million, or $3.80 per share, on sales of $331.1 million compared with net income of $1.1 million, or $0.33 per share, on sales of $325.1 million for the same period last year. The loss for the nine months ended September 30, 2005 includes a $15.5 million charge recorded in the second quarter of 2005 for asbestos-related reorganization costs by its 55% owned consolidated subsidiary Congoleum Corporation (AMEX:CGM). Net income in the first quarter of 2005 included a gain of $887 thousand (net of taxes and non-controlling interest), or $0.26 per share, on the sale of a property from a former operation.

      Roger S. Marcus, Chairman of the Board, commented "The Tape division achieved sales increases in the third quarter in all major product lines versus the same quarter last year, leading to improved pre-tax performance. The Canadian division and Congoleum also reported sales increases over the third quarter of last year, but pre-tax results were below year earlier levels, principally due to the impact of higher raw material costs. K&M sales and profits in the third quarter were below the third quarter of 2004 due to lower shipments to mass merchants and mid-tier retailers."

      American Biltrite owns 55% of the common stock outstanding of Congoleum. Generally accepted accounting principles require that American Biltrite recognize 100% of Congoleum's losses in excess of Congoleum's equity. Because Congoleum has a deficit in equity, American Biltrite's consolidated results for the nine months ended September 30, 2005 reflect a charge of $15.5 million related to Congoleum's asbestos-related reorganization costs. Through September 30, 2005, American Biltrite has recognized a cumulative $35.6 million of Congoleum's losses in excess of Congoleum's equity in its consolidated financial statements. However, Congoleum is separately financed and American Biltrite neither guaranties nor is otherwise obligated for any of Congoleum's debts. American Biltrite has no recorded value at risk or economic obligation related to this $35.6 million and does not anticipate that Congoleum's plan of reorganization would have any significant adverse effect on the rest of American Biltrite's operations. Furthermore, American Biltrite's lending agreements require that its investment in Congoleum be accounted for under the equity method of accounting and not consolidated for purposes of determining American Biltrite's compliance with the financial covenants under those agreements. Had the Company been permitted by generally accepted accounting principles to account for its investment in Congoleum under the equity method, its net loss for the nine months ended September 30, 2005 would have been reduced by $14.6 million (which would have resulted in positive earnings for the Company on a consolidated basis), and its consolidated equity at September 30, 2005 would have been increased by $35.6 million.


WARNING REGARDING FORWARD LOOKING STATEMENTS

THE ABOVE NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON AMERICAN BILTRITE'S EXPECTATIONS, AS OF THE DATE OF THIS RELEASE, OF FUTURE EVENTS. AMERICAN BILTRITE UNDERTAKES NO OBLIGATION TO UPDATE ANY OF THESE FORWARD LOOKING STATEMENTS. ALTHOUGH AMERICAN BILTRITE BELIEVES THAT ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, WITHIN THE BOUNDS OF ITS KNOWLEDGE OF ITS BUSINESS AND EXPERIENCE, THERE CAN BE NO ASSURANCE THAT ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM EXPECTATIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM EXPECTATIONS INCLUDE: (I) THE FUTURE COST AND TIMING OF ESTIMATED ASBESTOS LIABILITIES AND PAYMENTS; (II) AVAILABILITY OF INSURANCE COVERAGE AND REIMBURSEMENT FROM INSURANCE COMPANIES THAT UNDERWROTE THE APPLICABLE INSURANCE POLICIES FOR ASBESTOS-RELATED CLAIMS, INCLUDING INSURANCE COVERAGE AND REIMBURSEMENT FOR ASBESTOS CLAIMANTS UNDER THE PROPOSED CONGOLEUM REORGANIZATION PLAN, WHICH CERTAIN INSURERS HAVE OBJECTED TO IN BANKRUPTCY COURT AND ARE LITIGATING IN NEW JERSEY STATE COURT; (III) COSTS RELATING TO THE EXECUTION AND IMPLEMENTATION OF ANY PLAN OF REORGANIZATION PURSUED BY CONGOLEUM; (IV) TIMELY REACHING AGREEMENT WITH OTHER CREDITORS, OR CLASSES OF CREDITORS, THAT EXIST OR MAY EMERGE; (V) SATISFACTION OF THE CONDITIONS AND OBLIGATIONS UNDER THE COMPANY'S AND CONGOLEUM'S OUTSTANDING DEBT INSTRUMENTS, AND AMENDMENT OF THOSE OUTSTANDING DEBT INSTRUMENTS, AS NECESSARY, TO PERMIT CONGOLEUM AND THE COMPANY TO SATISFY THEIR OBLIGATIONS UNDER CONGOLEUM'S PLAN OF REORGANIZATION AND TO MAKE CERTAIN FINANCIAL COVENANTS IN THOSE DEBT INSTRUMENTS LESS RESTRICTIVE; (VI) THE RESPONSE FROM TIME-TO-TIME OF THE COMPANY'S AND CONGOLEUM'S LENDERS, CUSTOMERS, SUPPLIERS AND OTHER CONSTITUENCIES TO THE ONGOING PROCESS ARISING FROM THE STRATEGY TO SETTLE ASBESTOS LIABILITY; (VII) CONGOLEUM'S ABILITY TO MAINTAIN DEBTOR-IN-POSSESSION FINANCING SUFFICIENT TO PROVIDE IT WITH FUNDING THAT MAY BE NEEDED DURING THE PENDENCY OF ITS CHAPTER 11 CASE AND TO OBTAIN EXIT FINANCING SUFFICIENT TO PROVIDE IT WITH FUNDING THAT MAY BE NEEDED FOR ITS OPERATIONS AFTER EMERGING FROM THE BANKRUPTCY PROCESS, IN EACH CASE, ON REASONABLE TERMS; (VIII) TIMELY OBTAINING SUFFICIENT CREDITOR AND COURT APPROVAL OF ANY REORGANIZATION PLAN;
(IX) COSTS OF, DEVELOPMENTS IN AND THE OUTCOME OF INSURANCE COVERAGE LITIGATION PENDING IN NEW JERSEY STATE COURT INVOLVING CONGOLEUM AND CERTAIN INSURERS; (X) THE EXTENT TO WHICH CONGOLEUM IS ABLE TO OBTAIN REIMBURSEMENT PURSUANT TO ANY PLAN OF REORGANIZATION FOR COSTS IT INCURS IN CONNECTION WITH THE INSURANCE COVERAGE LITIGATION; (XI) COMPLIANCE WITH THE UNITED STATES BANKRUPTCY CODE, INCLUDING SECTION 524(g); (XII) THE IMPACT ANY ADOPTED FEDERAL LEGISLATION ADDRESSING ASBESTOS PERSONAL INJURY CLAIMS MAY HAVE ON THE COMPANY'S OR CONGOLEUM'S BUSINESSES, RESULTS OF OPERATIONS OR FINANCIAL CONDITIONS; (XIII)THE ABILITY OF THE COMPANY TO REPLACE OR REFINANCE ITS SECURED CREDIT FACILITY ON OR PRIOR TO SEPTEMBER 30, 2006, THE FINAL MATURITY DATE OF THAT FACILITY, (XIV) THE FUTURE COST AND TIMING OF PAYMENTS ASSOCIATED WITH AND AVAILABILITY OF INSURANCE COVERAGE FOR ENVIRONMENTAL AND NON-ASBESTOS RELATED PRODUCT AND GENERAL LIABILITY CLAIMS; (XV) INCREASES IN RAW MATERIAL PRICES; (XVI) INCREASED

COMPETITIVE ACTIVITY FROM COMPETITORS, SOME OF WHICH HAVE GREATER RESOURCES AND BROADER DISTRIBUTION CHANNELS; (XVII) UNFAVORABLE DEVELOPMENTS IN VARIOUS MARKETS FOR THE COMPANY'S OR ITS SUBSIDIARIES' PRODUCTS OR IN THE NATIONAL ECONOMY IN GENERAL, (XVIII) SHIPMENT DELAYS, DEPLETION OF INVENTORY AND INCREASED PRODUCTION COSTS RESULTING FROM UNFORESEEN DISRUPTIONS OF OPERATIONS AT ANY OF THE COMPANY'S OR ITS SUBSIDIARIES' FACILITIES OR DISTRIBUTORS; (XIX) THE INCURRENCE OF PRODUCT WARRANTY COSTS, (XXI) CHANGES IN CUSTOMERS FOR THE COMPANY'S OR ITS SUBSIDIARIES' PRODUCTS AND (XXI) AMERICAN BILTRITE'S ABILITY TO TIMELY SELL OR OTHERWISE DISPOSE OF THE PROPERTY FROM ITS DISCONTINUED OPERATIONS RELATING TO ITS JANUS FLOORING CORPORATION SUBSIDIARY ON TERMS ACCEPTABLE TO AMERICAN BILTRITE AND IN ACCORDANCE WITH APPLICABLE REGULATORY OR OTHER LEGAL REQUIREMENTS, INCLUDING CANADIAN REGULATIONS AND LAWS. IN ADDITION, IN VIEW OF AMERICAN BILTRITE'S RELATIONSHIPS WITH CONGOLEUM, AMERICAN BILTRITE COULD BE AFFECTED BY CONGOLEUM'S NEGOTIATIONS REGARDING ITS PURSUIT OF A PLAN OF REORGANIZATION, AND THERE CAN BE NO ASSURANCE AS TO WHAT THAT IMPACT, POSITIVE OR NEGATIVE, MIGHT BE. IN ANY EVENT, THE FAILURE OF CONGOLEUM TO OBTAIN CONFIRMATION AND CONSUMMATION OF ITS ANTICIPATED PLAN OF REORGANIZATION WOULD HAVE A MATERIAL ADVERSE EFFECT ON CONGOLEUM'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION AND COULD HAVE A MATERIAL ADVERSE EFFECT ON AMERICAN BILTRITE'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY AS A RESULT OF THESE AND OTHER FACTORS DISCUSSED IN AMERICAN BILTRITE'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2005, ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 AND ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             AMERICAN BILTRITE INC.

                   RESULTS FOR THE THREE AND NINE MONTHS ENDED
                           SEPTEMBER 30, 2005 AND 2004
                        ($000, except per share amounts)

                                                   Three Months Ended                  Nine Months Ended
                                                      September 30                        September 30
                                                 2005              2004              2005              2004
                                             ------------      ------------      ------------      ------------

Net sales                                    $    114,152      $    113,180      $    331,118      $    325,105
                                             ============      ============      ============      ============

Income (loss) before other items             $      1,159      $      1,632      $    (12,246)     $      1,619
Noncontrolling interests                              (71)             (118)             (632)             (141)
                                             ------------      ------------      ------------      ------------

Income (loss) from continuing operations            1,088             1,514           (12,878)            1,478
Discontinued operation                                (80)              (70)             (193)             (342)
                                             ------------      ------------      ------------      ------------

Net income (loss)                            $      1,008      $      1,444      $    (13,071)     $      1,136
                                             ============      ============      ============      ============

Basic earnings per share:
Income (loss) per common share from
   continuing operations                     $       0.32      $       0.44      $      (3.74)     $       0.43
Discontinued operation                              (0.02)            (0.02)            (0.06)            (0.10)
                                             ------------      ------------      ------------      ------------

Net income (loss) per share                  $       0.30      $       0.42      $      (3.80)     $       0.33
                                             ============      ============      ============      ============

Diluted earnings per share:
Income (loss) per common share from
   continuing operations                     $       0.31      $       0.44      $      (3.74)     $       0.43
Discontinued operation                              (0.02)            (0.02)            (0.06)            (0.10)
                                             ------------      ------------      ------------      ------------

Net income (loss) per share                  $       0.29      $       0.42      $      (3.80)     $       0.33
                                             ============      ============      ============      ============

Weighted average number of common and
   equivalent shares outstanding
Basic                                           3,441,551         3,441,551         3,441,551         3,441,551
Diluted                                         3,475,154         3,466,455         3,441,551         3,454,779

                             AMERICAN BILTRITE INC.

                   RESULTS FOR THE THREE AND NINE MONTHS ENDED
                           SEPTEMBER 30, 2005 AND 2004
                                   BY SEGMENT
                                     ($000)

                                                     Three Months Ended             Nine Months Ended
                                                        September 30                   September 30
                                                   2005            2004            2005            2004
                                                ----------      ----------      ----------      ----------

Revenues from external customers

   Flooring products                            $   60,494      $   58,927      $  176,232      $  173,968
   Tape products                                    24,043          20,569          71,873          64,922
   Jewelry                                          16,907          22,714          46,583          53,587
   Canadian division                                12,708          10,970          36,430          32,628
                                                ----------      ----------      ----------      ----------

     Total revenues from external customers     $  114,152      $  113,180      $  331,118      $  325,105
                                                ==========      ==========      ==========      ==========

Segment profit (loss) before taxes

   Flooring products                            $      325      $    1,920      $  (14,625)     $    3,462
   Tape products                                       600             (57)          1,522            (144)
   Jewelry                                           1,531           2,700           1,859           3,505
   Canadian division                                  (445)           (255)         (1,042)         (1,398)
   Corporate expenses                                 (371)         (1,334)          1,476          (2,411)
                                                ----------      ----------      ----------      ----------

     Total profit (loss)                        $    1,640      $    2,974      $  (10,810)     $    3,014
                                                ==========      ==========      ==========      ==========


Corporate expenses for the nine months ended September 30, 2005 include a gain of $2.3 million from the sale of a warehouse during the first quarter. The Flooring product segment's loss for the nine months ended September 30, 2005 includes a $15.5 million charge during the second quarter by Congoleum to increase its reserves for asbestos related reorganization costs.